TimeTrax Contract

          Agreement, made this day of 1995 between Sandsport Data Services, Inc., a domestic corporation having its principal place of office at 26 Harbor Park Drive, Port Washington, New York, hereinafter referred to as "Processor" and __________________________________., a domestic not-for-profit corporation having its principal office at __________________________, herein referred to as "Vendor".

          Whereas, Vendor is in the business of rendering home care services within the jurisdiction of the Human Resources Administration of the City of New York, hereinafter referred to as "HRA", and under contract by the City of New York to render services to City's clients and Vendor desires certain computer and telephone-related services as provided herein; and whereas, processor desires, and is able, to furnish such services as provided herein.

          Now, therefore, in consideration of the mutual agreements set forth herein the parties hereto agree as follows:

               1. Vendor represents to Processor that it has contracted with the City of New York, to deliver home attendant services to designated clients.

               2. Vendor will make available to Processor client schedules, client's phone numbers, and client's name. Vendor will also make available to Processor attendant's name and social security number.

               3. Processor will assign to Vendor an 800 telephone number to allow attendant to log in and log out from client's residence when arriving and departing.

               4.  Client  authorized   twenty-four  hour  assignment  (sleep-in
          cases), will require attendant to log in once a day at an assigned time.

               5. Cluster client cases, will require attendant to log in at the beginning of each assignment and log out at the end of the day from last assignment.

               6. The Vendor will be responsible for maintaining the client database of information including client schedule and client phone number, and the attendant database of information including attendant's name and social security number. The On-Line Time Sheet System (OTS) provides Vendor with the facility to update the client (including the schedule) and the attendant data base.

               7. Processor will record all calls received. TimeTrax will verify the following:

               - Call was received from correct client location.
               - The attendant social security number is from an active
                 employee of the Vendor.
               - Calls received were for scheduled assigned times.


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               8. TimeTrax will generate reports on demand as follows:

         - No show report - listing all clients scheduled to receive care and no call was received from home care worker.
         - Unscheduled report - listing of clients who are not scheduled to receive care yet a log in call was received.
         -        Unidentified  phone numbers - listing of phone calls  received that are not identified as belonging to any clients.
         -        Unidentified attendants - listing of unidentifiable employee social security number that were received.
         - Daily call summary - listing of all activity from the preceding day.
         - Weekly call summary - listing of all activity from preceding week.

               9. TimeTrax will consider an attendant on-time if they arrive within __ minutes of their assigned time. The attendant will also be given full credit if they leave within __ minutes of the scheduled depart time. However, at the end of the week, the system will accumulate all the late minutes and reduce total hours worked in increments of __ minutes. The most the attendant will be credited within one week for time not worked is __ minutes. The rounding of hours will be performed within each client assigned that week.

               10. The Vendor will require attendants to log in when they arrive at the assigned client's home by picking up the phone and depressing the tones on the phone to correspond to employee's social security number, or the employee can enter his or her social security number by speaking the digits into phone. The attendant will log out when leaving the assigned client's home, following the same procedure as the log in. The maximum calls per visit should not exceed two calls.

               11. As an option, TimeTrax can verify the person calling is the individual assigned. The feature is voice verification and requires caller to use voice recognition. To use the feature, all employees must go through an enrollment process.

               12. The log in and log out times cannot be altered; they remain as permanent records. The Vendor may adjust total hours worked when situation warrants. Special passwords are available to limit access to this feature.

               13. The Processor will tally hours worked daily. The Vendor will review the Daily Call Summary and make adjustments and corrections. The hours recorded will be inputted into the payroll module and the MMIS billing module.

               14. Processor agrees that all information pertaining to the recipient or the provider of services contained in its files and all information pertaining to such recipients and/or providers or learned from official HRA files or records or from other sources, shall be held confidential by processor pursuant to the provisions of the New York State Social Services Law, the Federal Social Security Act and any other applicable laws and any regulation promulgated


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               thereunder, and shall not be disclosed to unauthorized persons.

               15. Processor agrees not to use, for any unauthorized purpose whatsoever, any information pertaining to the recipient or provider of services or learned from Vendor or official HRA files or records, or from other sources. For the purpose of this clause, unauthorized purpose means any use whatsoever not specifically authorized by Vendor.

               16. In the event that the contract between the Vendor and the City of New York is terminated for any reason whatsoever, or the City of New York dissolves the program involved herein, this contract shall terminate immediately.

               17. The terms of this Agreement shall run through ______________ and shall continue thereafter until terminated by either party on at least __ days prior written notice to the other. Sandsport agrees that it will not increase any of the fees through _______________. Thereafter such fees may be increased by Sandsport upon at least __ days prior written notice to Vendor. Any such price increase shall become effective unless Vendor gives Sandsport at least __ days prior written notice of its intention to terminate this Agreement on the effective date of such increase, in which case this Agreement shall, not withstanding anything to the contrary, terminate on such date.

               18. This contract embodies all the terms of the agreement between parties. Any modifications hereto shall be in writing and signed by both parties.

               19. Any disputes arising between the parties as to billing charges must be settled within ______ of receipt of billing by Vendor.

               20. Processor agrees to allow audit firms hired by Human Resource Administration of the City of New York, to audit its computer systems and operating procedures in order to form an opinion of the security and integrity of the system.

               21. Vendor hereby acknowledges that it shall have access to and come in contact with certain information and documentation which is the property of Processor which is copyrighted and/or which Processor considers a proprietary trade secret ("Confidential Information"). Vendor hereby agrees that:

         - All such confidential information shall be retained at the premises of Vendor unless Vendor obtains the expressed written consent of the Processor that such confidential information may be removed.
         - Vendor will use reasonable means (not less than that used to protect its own proprietary information) to safeguard Processor's confidential information.
         - Vendor shall not show or otherwise disclose any portion of the materials or their contents to anyone other than its employees.
         -        It will make no copies of the confidential information.
         - It will return all confidential information promptly upon request of the company.



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               22. Processor  agrees to comply with equal  employment  provision relating to  subcontractors,  where applicable,  that are set forth in
          Part II, Section 6, of the Home Attendant  Service  Agreement  between
          Vendor  and  HRA  and  all  amendments  and   modifications   to  such
          provisions.

               23. Processor will not violate or in any way infringe upon the rights of third parties, including, but not limited to, property, contractual, employment, trade secrets, proprietary information and nondisclosure rights, or any trademark, copyright or patent rights.

               24. Processor is the lawful user of all programs used in providing the services hereunder; rights to use such programs have been lawfully acquired by Processor and Processor has the absolute right to permit Vendor access to or use such programs.

               25. Processor will comply with and be responsible for ensuring that its employees, agents and subcontractors comply with all applicable federal, state, and local laws, rules, and regulations relating to the performance of the services, and that it will have obtained such permits licenses, and other forms of documentation and authorization required to comply with such laws, rules and regulations.

               26. Processor hereby indemnifies and shall hold harmless Vendor against all liability to third parties (other than liability which is the fault of the Vendor), including, without limitation, any liability incurred as a result of an improper determination of benefit eligibility, arising from or in connection with Processor's improper performance of the services or any breach of the Processor's warranties provided for herein and accordingly shall on demand reimburse any indemnified party for any and all loss. Liability, fine, penalty, cost, or expense which may for any reason be imposed upon any indemnified party by reason of any suit, claim, action, proceeding or demand by and third party which results from Processor's performance of the services.

               27. This Agreement shall be governed by the laws of the State of New York, without regard to principles of conflict of laws but including any applicable provisions of the New York Uniform Commercial Code, except to the extent that the provisions of this Agreement are clearly inconsistent therewith, in which case the provisions hereof shall be controlling.

               28. Any notices or other communications required or permitted hereunder shall be in writing and will be deemed sufficiently given only if delivered in person or sent by telex, telecopier, first-class mail or recognized courier service, postage and other charges pre-paid addressed as follows:

         If to Processor:

         Sandata TimeTrax
         Sandsport Data Services


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         26 Harbor Park Drive
         Port Washington, NY 11050

         Attention:  President

         If to Vendor:

         Address of Vendor

               Attention: Director (or to such other address as the addressee may have specified in a notice duly given to the sender as provided herein.

               29. Vendor agrees to pay Processor as follows:

                  Start up fee      $

                  Weekly per client charge
                               (or)
                  Optional:  Voice verification:
                  Enrollment fee per attendant
                  Weekly per client charge

               30. This Agreement, together with any schedules, appendices and other attachments hereto, all of which are hereby incorporated by reference herein and made a part of this Agreement, constitutes the entire Agreement between Processor and Vendor and supersedes all proposals, oral and written and all other communications between the parties in relation to the subject matter of this Agreement. Except as otherwise provided herein, no amendment, modification or other variation of this Agreement shall be effective until reduced to writing and executed by the parties hereto.

               In witness whereof, the parties have caused this Agreement to be executed by their respective duly authorized officers.

SANDSPORT DATA SERVICES, INC.                        VENDOR


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Hugh Freund                                          Name
President                                            Title


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Date                                                 Date


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